Exhibit 10.47

[REDACTED COPY]

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note (this “Agreement”) is dated as of June 5, 2025, by and among Silver Valley Metals Corp., an Idaho corporation, having its business address at 1 Mine Road, Kellogg, ID 83837, as borrower (the “Borrower”), Monetary Metals Bond III LLC, a Delaware limited liability company, as holder (together with its successors and assigns, the “Holder”), and Monetary Metals & Co., a Delaware corporation, as calculation agent (in such capacity, the “Agent”).

WHEREAS, on August 8, 2024, the Holder made a loan (the “Loan”) to the Borrower in the aggregate principal amount equal to the U.S. dollar equivalent of up to 1,200,000 troy ounces of silver, pursuant to that certain Secured Promissory Note Purchase Agreement, dated as of August 8, 2024, by and among the Borrower, Bunker Hill Mining Corp., as parent (the “Parent”), and the Holder, as amended by that certain First Amendment to Secured Promissory Note Purchase Agreement, dated as of November 11, 2024 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note Purchase Agreement”), which the Loan is evidenced by that certain Secured Promissory Note, dated as of August 8, 2024, made by the Borrower to the Holder (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Note”);

WHEREAS, the Borrower has requested, and the Holder has agreed, to amend the Note on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 12 of the Note, the amendments requested by the Borrower must be contained in a written agreement signed by the Borrower and the Holder; and

WHEREAS, the Borrower wishes to confirm to the Holder that the Collateral continues to apply to the Obligations (as such terms are defined in the Note).

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.	Interpretation

1.1 Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given them in the Note, as amended hereby.

1.2 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, references herein to “Sections” are to Sections of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto. This Agreement constitutes a Transaction Document for all purposes under the Note.

1.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law principles that would result in the application of the laws of any other nation or state.

2.	Amendments

2.1 The Note is hereby amended as follows:

(a)	Section 1.1 of the Note is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of August 8, 2024, as amended and restated by that certain Amended and Restated Intercreditor and Subordination Agreement, dated as of June 5, 2025, by and among the Holder, the Borrower, Sprott Private Resource Streaming and Royalty (US Collector), LP, Sprott Private Resource Streaming and Royalty (Collector), LP, Teck Metals Ltd., MineWater Finance LLC, MineWater LLC, and MW HH LLC, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions.

“SP Facility” means that certain uncommitted revolving standby prepayment facility of up to $10 million provided by Teck Resources Limited to Borrower pursuant to that certain Standby Prepayment Facility Agreement, dated as of June 5, 2025.

“Sprott Royalty Agreements” has the meaning given to that term in the Intercreditor Agreement.

“Sprott Streaming & Royalty Payments” means an amount equal to 11.85% of Gross Revenues of all Products (as each such capitalized term is defined in the Sprott Royalty Agreements), whether or not paid or payable to Sprott Private Resource Streaming and Royalty (US Collector), LP, Sprott Private Resource Streaming and Royalty Annex (US Collector), LP or any other person.

(b)	The definition of “Cash Flow” now appearing in Section 1.6 of the Note is hereby amended in its entirety to read as follows:

“Cash Flow” means, for any period, calculated as of the conclusion of each immediately preceding Financial Month, the sum (without duplication) of [Calculation Redacted]. For purposes of this definition, “Financial Month” means each month of the calendar year.

(c)	The definition of “Interest Rate” now appearing in Section 1.13 of the Note is hereby amended by deleting the reference to “15%” therein and replacing the same with “13.5%”.

(d)	Section 2 of the Note is hereby amended by deleting the words “This Note is issued pursuant to, and is subject to, the terms of that certain Secured Promissory Note Purchase Agreement (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Agreement”), dated as of the date hereof, by and between the Borrower and the Holder.” from such Section and substituting in lieu thereof the words “This Note is issued pursuant to, and is subject to, the terms of that certain Secured Promissory Note Purchase Agreement, dated as of the date hereof, by and among the Borrower, the Parent, and the Holder, as amended by that certain First Amendment to Secured Promissory Note Purchase Agreement, dated as of November 11, 2024, as amended by that certain Second Amendment to Secured Promissory Note Purchase Agreement, dated as of June 5, 2025 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”).”

(e)	Section 5 of the Note is hereby amended by deleting the words “(as defined in the Agreement)” after the words “Intercreditor Agreement” in the first sentence.

(f)	Section 8 of the Note is hereby amended by adding, immediately at the start of such section, the words “Subject to the terms of the Intercreditor Agreement,”.

3.	Representations and Warranties

3.1 The Borrower hereby represents and warrants as follows to the Holder and the Agent and acknowledges and confirms that the Holder and the Agent are relying upon such representations and warranties:

(a)	Capacity, Power and Authority

(i)	The Borrower is duly formed, amalgamated or incorporated, as the case may be, and is validly subsisting under the laws of its jurisdiction of formation, amalgamation or incorporation, as the case may be, and has all the requisite capacity, power and authority to carry on its business as presently conducted and to own its property.

(ii)	The Borrower has the requisite capacity, power and authority to execute, deliver, and perform this Agreement.

(b)	Authorization; Enforceability

The Borrower has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its articles, by-laws or other constating documents or any shareholder agreement relating to it, or of any law, regulation, judgment, decree or order binding on or applicable to it or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which it or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Governmental Authority or any other party.

(d)	No Default

No default or Event of Default has occurred or is continuing, or will result from, this Agreement.

(e)	Representations and Warranties

Each of the representations and warranties made by the Borrower herein or in or pursuant to the Transaction Documents is true and correct on and as of the Effective Date (as defined herein) as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement, notwithstanding any investigations or examinations which may be made by or on behalf of the Holder or Holder’s counsel. Such representations and warranties shall survive until the Note has been terminated.

4.	Conditions Precedent

4.1 This Agreement shall become effective upon the date (the “Effective Date”) on which the Holder shall have received this Agreement, duly executed and delivered by the parties hereto.

5.	Confirmation of Note and other Transaction Documents

5.1 The Note and the other Transaction Documents to which the Borrower or the Parent is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Note, as amended by this Agreement, and each of the other Transaction Documents to which the Borrower or the Parent is a party is hereby ratified and confirmed by the Borrower or the Parent, as applicable, and shall, from and after the date hereof, continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof (upon satisfaction of the condition precedent set forth in Section 4 hereof).

5.2 Each of the Borrower and the Parent hereby confirms and agrees that each of the Security Documents to which it is a party is and shall remain in full force and effect in all respects notwithstanding this Agreement and the amendments contained therein and shall continue to exist and apply to all of the Obligations of the Borrower and the Parent, including, without limitation, the Obligations of the Borrower under, pursuant or relating to the Note, as amended by this Agreement.

5.3 The confirmations in this Section 5 are in addition to and shall not limit, derogate from or otherwise affect any provisions of the Note or any Collateral, as the case may be.

6.	Further Assurances

Each of the Borrower, the Parent and the Holder shall promptly cure any default by them in the execution and delivery of this Agreement, the other Transaction Documents or any of the agreements provided for hereunder to which it is a party. The Borrower and the Parent at the Borrower’s expense, shall promptly execute and deliver to the Holder, upon request by the Holder, all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents as may reasonably be required by the Holder in order to give full effect to the intent of and effect compliance by the Borrower and the Parent with the covenants and agreements of the Borrower and the Parent hereunder.

7.	Successors and Assigns

This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the Note.

8.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by sending a scanned copy by electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.	Costs and Expenses

The Borrower agrees to pay or reimburse the Holder for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Holder.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

BORROWER:

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President

By:	/s/ Gerbrand van Heerden
Name:	Gerbrand van Heerden
Title:	Treasurer

HOLDER:

MONETARY METALS BOND III LLC

By:	/s/ Keith Weiner
Name:	Keith Weiner
Title:	Chief Executive Officer, Founder

[Signatures Continue on Next Page]

Acknowledged & Consented to by:

BUNKER HILL MINING CORP.,

as Parent

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President & Chief Executive Officer and Director

By:	/s/ Gerbrand van Heerden
Name:	Gerbrand van Heerden
Title:	Chief Financial Officer and Corporate Secretary

MONETARY METALS & CO.,

as Calculation Agent

By:	/s/ Keith Weiner
Name:	Keith Weiner
Title:	Chief Executive Officer, Founder

[End of Signatures]

[Signature Page to First Amendment to Secured Promissory Note]